As filed with the Securities and Exchange Commission on July 16, 2013

Registration No. 333-189466

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUFOREST INC.
(Exact name of Registrant as specified in its charter)

Nevada	26-2294927
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Ave. Republica del Salvador y Shyris Edificio Onix
piso 10-C, Quito, Ecuador
 (Address of principal executive offices) (Zip Code)

2013 Stock Compensation Plan
 (Full title of the plan)

Paracorp Incorporated
318 N. Carson Street, #208
Carson City, Nevada 89701
(Name and address of agent for service)

593 9 376-2435
 (Telephone number, including area code, of agent for service)

Copies to:
Dean Law Corp.
601 Union Street, Suite 4200
Seattle, Washington 98101
Tel:  (206) 274-4598  Fax:  (206) 493-2777

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer, “accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ]	Smaller reporting company [ ]

EXPLANATORY STATEMENT – DEREGISTRATION OF A PORTION OF SHARES

Effective as of July 16, 2013, Bluforest Inc. (the “Registrant”) amended its 2013 Stock Compensation Plan (the “Plan”) to decrease the number of shares of its common stock (“Shares”) that is available for issuance thereunder by 9,080,000 Shares. Accordingly, the purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Commission File No. 333-189466) (the “Registration Statement”), which was originally filed by the Registrant on June 20, 2013, is to reduce the number of Shares previously registered pursuant to the Registration Statement for issuance under the Plan (which number was 10,000,000) by 9,800,000 Shares that remain unsold. As a result, the Registration Statement now covers a maximum of 200,000 Shares.

Except to the extent specified above, the Registration Statement as originally filed is not amended or otherwise affected by this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Quito, Ecuador, on July 16, 2013.

BLUFOREST INC.
      (Registrant)

By:           /s/ Charles Miller
Charles Miller, Director,
President, Chief Executive Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE
/s/ Charles Miller	President, Chief Executive Officer, Chief Financial Officer, Director	July 16, 2013
Charles Miller

INDEX TO EXHIBITS

Exhibit No	Title
4.1	2013 Amended Stock Compensation Plan